Exhibit 99.1

Oct. 9, 2017 13:10 UTC

3PEA International Names Joan Herman Chief Operating Officer

HENDERSON, Nev.--(BUSINESS WIRE)-- 3PEA International, Inc. (“3PEA” or the “Company) (OTCQB:TPNL), a vertically integrated provider of innovative prepaid card programs and processing services for corporate, consumer and government applications, has named Joan M. Herman Chief Operating Officer. In this role, Ms. Herman will oversee operations across all business units within 3PEA, in addition to developing and implementing key strategies for the future. With extensive prepaid card and banking experience spanning nearly three decades, Ms. Herman brings valuable leadership to 3PEA’s executive team during a period of rapid growth.

Ms. Herman began her career in payments almost 30 years ago, holding various management positions in operations, product development, and sales and marketing on both the issuing and acquiring sides of the card business. Ms. Herman is a member of the Board of Directors of the National Branded Prepaid Card Association (NBPCA) and serves as its Treasurer. Ms. Herman comes to 3PEA from Sunrise Banks, where she served as Senior Vice President, Payments Division, where she presided over the Bank’s payments line of business to include prepaid and national ACH. Under Ms. Herman’s leadership, Sunrise Banks added new prepaid business, which is expected to quadruple its portfolio. In addition to expanding the Bank’s prepaid portfolio, Ms. Herman was responsible for leading Sunrise into national ACH processing. Prior to Sunrise Banks, Ms. Herman worked at UMB Bank in Kansas City, Mo., Boatmen’s Bank (now Bank of America), Heartland Bank, and served as a Director at Heartland Payment Systems from 1997 to 2006. Ms. Herman earned her B.A. and M.A. in business and marketing from Webster University, St. Louis Mo.

“Joan is uniquely suited for the leadership role she will play at 3PEA. Joan’s experience in both the issuing and acquiring sides of the card business makes her an ideal fit for our Company. Joan has built strong industry relationships and has an impressive record of success over her career,” said Mark Newcomer, Chief Executive Officer, 3PEA International. “We are thrilled to welcome Joan to the 3PEA team during this time of accelerated growth as we continue to expand our products and services and broaden our cardholder base.”

About 3PEA International

3PEA International (OTCQB:TPNL) is an experienced and trusted prepaid debit card payment solutions provider as well as an integrated payment processor that has millions of prepaid debit cards in its portfolio. Through its PaySign brand, 3PEA designs and develops payment solutions, prepaid card programs, and customized payment services. 3PEA’s corporate incentive prepaid cards are changing the way corporations reward, motivate, and engage their current and potential customers, employees, and agents. 3PEA’s customizable prepaid solutions offer significant cost savings while improving brand recognition and customer loyalty. 3PEA’s customers include healthcare companies, major pharmaceutical companies, large multinationals, prestigious universities, and social media companies. PaySign is a registered trademark of 3PEA Technologies, Inc. in the United States and other countries. For more information visit us at www.3pea.com or follow us on LinkedIn, Twitter and Facebook.

Forward-Looking Statements

Certain statements in this news release may contain forward-looking information within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b6 under the Securities Exchange Act of 1934, and are subject to the safe harbor created by those rules. All statements, other than statements of fact, included in this release, including, without limitation, statements regarding potential future plans and objectives of the companies, are forward-looking statements that involve risks and uncertainties. There is no assurance that such statements will prove to be accurate, and actual results and future events could differ materially. 3PEA undertakes no obligation to publicly update or revise any statements in this release, whether as a result of new information, future events, or otherwise.

Contacts

3PEA International, Inc.

Brian Polan, 1-702-749-7234

Chief Financial Officer
bpolan@3pea.com

www.3pea.com

Source: 3PEA International, Inc.

View this news release online at: http://www.businesswire.com/news/home/20171009005309/en